UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported December 23, 2005.


                     Law Enforcement Associates Corporation
             (Exact name of registrant as Specified in its charter)

          Nevada                       0-49907                   56-2267438
 (State or other jurisdiction    (Commission file number)     (IRS Employer
      of incorporation)                                      Identification No.)


                     100 Hunter Place, Youngsville, NC 27956
               (Address of principal executive offices) (Zip Code)


                    ISSUER'S TELEPHONE NUMBER: (919) 554-4700

Item 5.02

     On December 23, 2004, Joseph A. Jordan Joseph was appointed as an additional member of the Board of Directors of the Company. In addition, the Company established an audit committee which is comprised of Martin Perry, Anthony Rand and Joseph A. Jordan. The Company did this in conjunction with its application for a listing on the American Stock Exchange. Joseph A. Jordan is the audit committee member who the Company believes satisfies the financial sophistication requirement. Mr. Jordan received a B.S. in Accounting from Villanova University 1969 and was the former managing partner Kopensky & Company CPA's. He is currently a partner in the accounting firm of Jordan & Delaney LLP and is currently a member of the American Institute of CPA's. In addition, the Company adopted a formal Audit Committee Charter.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     Law Enforcement Associates Corporation
                                  (Registrant)


                                            By: /s/ Paul Feldman
                                                ----------------
                                                    Paul Feldman, President


Dated: January 5, 2005.